SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                          February 18, 2000
                            Date of Report
                  (Date of Earliest Event Reported)

                              PSA, INC.
                        (Exact Name of Registrant as
                          Specified in its Charter)

                 9800 Sepulveda Boulevard, Suite 810
                    Los Angeles, California 90045
               (Address of principal executive offices)

                             310/258-0500

                          310/258-0509(fax)
                   (Registrant's telephone number)

                        CANTICLE CORPORATION
                         1504 R Street, N.W.
                        Washington, D.C. 20009
                   (Former name and former address)

 Nevada                         0-29627                    33-0630397
(State or other              (Commission                (I.R.S. Employer
jurisdiction of               File Number)              Identification No.)
incorporation)


ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

        (a) Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement"), PSA, Inc. ("PSA" or the "Company"), a Nevada corporation, has acquired all the outstanding shares of common stock of Canticle Corporation ("Canticle"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 56,000 shares of common stock of PSA (the "Acquisition"). As a result, Canticle has become a wholly-owned subsidiary of PSA.

        The Acquisition was approved by the unanimous consent of the Board of Directors of PSA on February 11, 2000. The Acquisition was effective February 18, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

        PSA had 31,500,235 shares of common stock issued and outstanding prior to the Acquisition and 31,556,235 shares issued and outstanding following the Acquisition.

        Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, PSA elected to become the successor issuer to Canticle for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective February 18, 2000.

        A copy of the Acquisition Agreement is filed as an exhibit to this Current Report and is incorporated in its entirety herein. The foregoing description is modified by such reference.

        (b) The following table contains information regarding the shareholdings of PSA's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of any warrants held by each such person or entity which are currently exercisable or may be exercised within 60 days of the date of this Current Report):

                                    Number of Shares
                                    of Common Stock     Percent  of
                                    Beneficially        Common  Stock
Name                                Owned (1)           Beneficially Owned (2)

Walsh Family Trust                  17,324,319 (2)           54.9%
9800 S. Sepulveda Blvd. #810
Los Angeles, California 90045

David E. Walsh                       9,678,204 (2)           30.7%
Chairman, Chief Executive Officer,
Director
9800 S. Sepulveda Blvd. #810
Los Angeles, California 90045

Robert E. Root                              *                   *
Executive Vice President,
Secretary, Director
9800 S. Sepulveda Blvd. #810
Los Angeles, California 90045

Michael Handelman                            *                  *
Chief Financial Officer
9800 S. Sepulveda Blvd. #810
Los Angeles, California 90045

John J. Fitzpatrick                          *                   *
Director
9800 S. Sepulveda Blvd. #810
Los Angeles, California 90045

Eric Carlson                                *                    *
Director
9800 S. Sepulveda Blvd. #810
Los Angeles, California 90045

John D. Williams                             *                   *
Director
9800 S. Sepulveda Blvd. #810
Los Angeles, California 90045

All Officers and Directors             27,002,523               85.6%
As a Group (6 persons)

* Less than 1% of the outstanding shares.

(1) Percentages based upon 31,556,235 shares of the Company common stock outstanding following the Acquisition.

(2) Mr. Walsh may also be deemed to be the beneficial owner of stock owned by the Walsh Family Trust.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

        (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Canticle and PSA. In evaluating PSA as a candidate for the proposed Acquisition, Canticle used criteria such as the value of the assets of PSA, PSA's ability to compete in the information technology market, the increased use of the Internet as a sales and marketing means, PSA's current and anticipated business operations, PSA's business reputation in the Internet venture capital community, and PSA's management's experience and business plan. In evaluating Canticle as a candidate for the proposed Acquisition, PSA placed a primary emphasis on Canticle's status as a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended, and Canticle's facilitation of PSA's becoming a reporting company under the Act.

        (b) The Company intends to establish its position as an Internet portal catering to the needs of travelers throughout the world by developing its Web site and related technologies and by placing primary emphasis on capturing a share of the online travel business.

BUSINESS

COMPANY

        PSA, Inc. ("PSA" or the "Company") is a publicly-held company that was incorporated in the state of Nevada in 1985. Formerly known as American Telecommunications Standard International, Inc. ("ASAT"), the Company completed its merger with PSA, Inc., a California corporation, in April, 1998. In connection with the merger, ASAT changed its name to the Company's present name, as well as its trading symbol from ASAT to PSAZ. On September 22, 1998, the Company changed its trading symbol to PSAX. The Company's shares of common stock are currently traded on NASD OTC Bulletin Board.

        The Company is a holding company for entities comprising its proposed broad-based global travel and transportation services network that will include global electronic commerce ("E-Commerce"), international tour services, air transportation, ground services and Internet television broadcast via "Spectrum Broadband Access."

        The Company owns and operates two majority-owned and one wholly-owned subsidiaries which are PSA Internet, Inc., Pacific
Airline Services, Inc., and PSAZZ Air, Inc., respectively. In addition, PSA Internet, Inc. owns 80% of PSAZZ.COM.

              The Company has no affiliation with the former Pacific Southwest Airlines, PSA Airlines or USAirways, which acquired PSA
Airlines in 1988.

        Through PSA Internet, Inc., one of its majority-owned subsidiaries, the Company intends to build a comprehensive Internet portal located at http://www.psazz.com. This site is intended to provide a full range of traveling services and is designed to capture a share of the online travel business. In its efforts to enhance its Web site capabilities, the Company intends to utilize currently available Internet broad-based distribution travel software. Webmaster Zone One, which has developed several large Web sites, is in final stages of this site's development and another Web designer company, DATALUX, is currently constructing the site's booking engine. The site will also feature broadband convergence to create a comprehensive database enabling prospective travelers to search for travel intelligence, travel specials, news, music, sporting and industry related events. The Company has entered into a business alliance with an Internet company, Intervu, Inc., whereby the Company is entitled to the use of Intervu, Inc.'s patented streaming media technology in exchange for an initial cash fee and variable additional fees based on size and volume of programming hosting.

        The Company has limited finances and requires additional funding in order to accomplish its growth objectives and marketing of its products and services. There is no assurance that the Company will be able to secure any or all funding necessary for its future growth and expansion. There is also no assurance that even if the Company manages to obtain adequate funding to complete any contemplated acquisition, such acquisition will succeed in enhancing the Company's business and will not ultimately have an adverse effect on the Company's business and operations.

SUBSIDIARIES

        PSA INTERNET, INC., ("PSA Internet") incorporated in the state of Nevada on October 1, 1999, is a majority-owned subsidiary of the Company created to develop, own and operate the Company's exclusive Internet brand, PSAZZ.COM, and to acquire and develop Internet related entities. The Company owns 80% and David Walsh, the Chairman and Chief Executive Officer of the Company, owns 20% of the outstanding common stock of this subsidiary. PSA Internet is a development stage company.

             PSAZZ.COM, INC., ("PSAZZ.COM"), was incorporated in the State of Nevada on April 5, 1999, as a majority-owned subsidiary of PSA Internet to develop and operate the Company exclusive Internet brand. PSA Internet owns 80% and David Walsh, the Chairman and Chief Executive Officer of the Company, owns 20% of the outstanding common stock of this subsidiary. PSAZZ.COM is a development stage company.

            PACIFIC STATES AIRLINE SERVICES, INC. ("PSAS"), incorporated in the state of California on July 19, 1968, is a wholly-owned subsidiary of the Company through a 33% capital stock acquisition in August, 1997 and a 67% capital stock acquisition in June, 1998. PSAS is an airport/airline services company providing Skycap services at Los Angeles International, San Francisco International, Sacramento International, Monterey Municipal and the Columbus, Ohio airports to clients including American Airlines, Alaska Airlines, Delta Airlines, American West, Horizon, Northwest, United Airlines, US Airways and the City of San Francisco
Airports Commission. It currently has over 185 employees and generated approximately $1.5 million in annual gross revenues in 1999. The Company is currently implementing an expansion program for PSAS, including the revival of its security and maintenance services components. Historically PSAS has operated at a loss and there is no assurance that it will ever become profitable.

             PSAZZ AIR, INC. ("PSAZZ"), incorporated in the State of California on May 27, 1994, is a 95%-owned subsidiary of the Company. PSAZZ completed a private placement of 873,649 shares of its common stock to approximately 92 shareholders for aggregate gross proceeds of $2,820,223 on June 21, 1996. At about the same time, PSAZZ obtained a Federal Aviation Administration Part 121 Air
Carrier Certificate for Supplemental Cargo Operations.
PSAZZ conducted only limited cargo operations during that summer and, because of continued inactivity, surrendered its Air Carrier Certificate to the FAA two years later. Currently inactive, PSAZZ plans to commence scheduled passenger service if it is able to obtain the substantial financing and regulatory approval that this will require. The Company has no immediate plans to activate PSAZZ.

CURRENT OPERATIONS

        The Company's current operations consist of business activities of its wholly-owned subsidiary, PSAS, and the launch and development of its Internet portal at http://www.psazz.com. In 1998, PSAS generated revenues of $2,809,000 with estimated losses of $2,743,000 and in 1999 estimated revenues of $1,500,000 with estimated losses of $800,000.

BUSINESS PLAN

        According to the Company's business model, the Company will focus on its portal-for-travelers concept, with an intention of positioning itself as a resource and distributor for business travel products and services on the Internet. Management believes that the specialized approach to marketing and promoting its services will have major advantages for the Company for several reasons including that (i) specialization may translate into brand recognition, (ii) in-depth travel services may mean convenience for busy professionals and small business executives, (iii) focused demographics may give online advertisers efficient targeting, and (iv) the one-stop shopping advantage of the portal may generate user traffic.

        The Company will establish a technological development program in customer interactive promotions, reservations, program planning and tracking. The Company intends to expand this program internally on a continuous basis, as well as externally through strategic acquisitions and alliances. PSA intends to search and acquire Internet and non-Internet entities that fit the Company's acquisition portfolio criteria to complement its own proprietary products and services and extend its content offerings.

        No assurance can be given that the Company will be able to effect any aspects of its business plan or to maintain the operations that it has currently established. The Company will need additional capital either through financing or through operations to meet its business goals. There is no assurance that the Company can reverse its operating losses or that it can raise additional capital to allow it to expand its planned Internet operations.

MARKETING

        The Company intends to pursue a segmentation strategy that gives priority to providing its products and services to those communities and their affinity groups that are the heaviest users of the Internet and travel services. The Company expects to take advantage of the shared demographics of affinity groups by creating travel packages customized to their interests. Positioned as "Traveltainment," these packages will be driven by sports and commercial events or international business or trade conferences.

        The Company's revenues are expected to be derived from travel purchases by customers on the PSAZZ.COM Web site, other
E-Commerce transactions, advertising with the Company's out-sourced product and service providers, subscription services, sponsorships, licensing, referral fees and from the Company's operating subsidiaries.

EMPLOYEES

        The Company and its subsidiaries currently employ approximately 200 employees, none of which are subject to collective bargaining agreements. The majority of these individuals are employed as hourly workers to perform contract services for PSAS. Approximately 25 individuals are retained to perform management functions for the Company under engagement agreements or consultant contracts.

TRADEMARKS AND LICENSES

        Three trademark applications have been approved and notices of allowance have been issued. The Company intends to file applications for additional marks in connection with a variety of goods and services to be offered by the Company and its affiliates.

PROPERTY

        The Company currently leases approximately 6,000 square feet of office space at its business address at a monthly rental rate of $5,000, subject to annual adjustment. Its lease term expires in February, 2004. Additionally, PSAS rents a 721 square foot storage and maintenance facility for its service equipment and 93 square foot office at its Sacramento location. The combined rental expense for these facilities is $6,022.00 per month.

        The Company expects to lease approximately 7,500 to 10,000 square feet of operating facilities for PSAZZ.COM in the future on terms to be determined.

LEGAL PROCEEDINGS

        The Company and its subsidiaries are currently involved in the following legal proceedings:

        DuPont v. Pacific Southwest Airlines, Inc., Superior Court of California, San Diego County Case No. 719562. Ths case was filed in May, 1997 against PSA, Inc. and several officers and directors of the Company, alleging fraud in the issuance of securities of PSAZZ Air, Inc. Plaintiff Thomas Halder has been dismissed as plaintiff per his request and replaced by substitute plaintiff Michael DuPont. Plaintiff DuPont sought to have the case certified as an investor class action, but the Court denied his request. Despite the notice of the action from Mr. Dupont's counsel to the other shareholders, none has so far joined this action. Thus, the case is at this time limited to Mr. DuPont's individual claim pertaining his $75,000 investment. In November, 1999,the Court abated the action and required Mr. DuPont to pursue his claim in arbitration. It is the view of the Company's counsel that he will not proceed with the arbitration.

        Hawkins v. PSA, Inc. Superior Court of California, Los Angeles County Case No. YC033477, filed October, 1998. Frankie Hawkins, a former majority owner of PSAS, alleges breach of contract. Plaintiff seeks approximately $1 million in additional consideration from PSA, PSAS and certain individual officers and directors of the Company for the Company's purchase of her interest in PSAS in June, 1998. She also seeks damages for breach of an employment contract. The Company and Ms. Hawkins are currently in settlement negotiations relating to this matter, but there is no assurance as to whether a settlement agreement will be reached.

        Meyer Group Ltd. et al., v. Douglas T. Beaver, et al., Superior Court of California, Orange County Case No. 775680. Third Amended Cross-complaint filed June 23, 1998 by defendant Robert Thompson. The complaint does not name the Company as a defendant. However, Robert Thompson filed a cross-complaint against over thirty cross-defendants, one of which was American Telecommunications Standards International, Inc. ("ASAT"), with which the Company entered into a stock exchange agreement and plan of reorganization on March 13, 1998. Later, Mr. Thompson also added the Company as a cross-defendant. Mr. Thompson alleges that he was fraudulently induced by ASAT and others to invest money in that venture and in other ventures not related to the Company. He seeks approximately $900,000 from all cross-defendants. The Company is currently negotiating all claims by Mr. Thompson for an amount of approximately $25,000. The Company believes that this action will be settled and will include a "good faith" dismissal for past and future claims by all claimants. There is no assurance as to whether a settlement agreement will be reached.

        Bonner v. PSA, Inc. District of Harris County, Texas, Case No. 99-39761 filed August, 1999. Plaintiff alleges a breach of contract seeking approximately $20,000 plus 75,000 shares of PSA, Inc. The Company believes that this claim has no merit because of a breach of contract and failure to perform by the plaintiff. This case is in preliminary stages.

        Winford v. PSAS, Inc., Superior Court of California, San Francisco County, Case No. 30201. Mr. Winford alleges that he was wrongfully terminated by PSAS by former management and seeks damages of $25,000 plus a daily statutory penalty alleged to be $87,000 at the time of the complaint. The Company believes that this claim has no merit because management believes that the employee breached FAA safety and security standards. This case is in the preliminary stages.

        PSA entered into a stock exchange agreement and plan of reorganization on March 13, 1998 with American Telecommunications Standards International, Inc., ("ASAT") which has subsequently changed its name to PSA, Inc. The transaction was entered into by the Walsh Family Trust based on representations by former management that ASAT had no litigation, no material contracts, no liabilities and a positive stockholders equity. On August 2, 1999, the Securities and Exchange Commission filed a complaint in Federal District Court against fifteen individuals and entities, among which were former management of ASAT, for their roles in a fraudulent offering and market manipulation of the stock of the Company. Neither the Company, its subsidiaries or any of their current management were named in the complaint.

             There are no substantial or material pending or threatened legal proceedings to which the Company is a party, except for the above-described proceedings.

DESCRIPTION OF SECURITIES

        The Company has an authorized capitalization of 75,000,000 shares of common stock, $.001 par value per share, of which 31,556,235 shares have been issued and outstanding. No preferred stock has been authorized.

MARKET FOR THE COMPANY'S SECURITIES

        The common stock of PSA is traded in the over-the-counter ("OTC") market and quoted through the NASD OTC Bulletin Board under the symbol "PSAX." The market for OTC common stock is often characterized by low volume and broad price and volume volatility.
PSA cannot give any assurance that a stable trading market will develop for its stock or that an active trading market will be sustained. Moreover, the trading price of PSA's common stock could be subject to wide fluctuations due to such factors as quarterly variations in operating results, competition, announcements of new products by PSA or its competitors, product enhancements by PSA or its competitors, regulatory changes, differences in actual results from those expected by investors and analysts, changes in financial estimates by securities analysts, and other events or factors.

        The Company has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission. The NASD Stock Market has implemented a change in its rules requiring all companies trading securities on the NASD OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934.

         PSA acquired all the outstanding shares of Canticle to become successor issuer to it in order to comply with the Eligibility Rule for the OTC Bulletin Board.

             The market price of the Company's common stock over the last 52 weeks has ranged from 5/8 to 16 3/4. On February 17, 2000, the high was 14.375 and the low 13.250 with a volume of 30,100 shares.

STOCK TRANSFER AGENT

      The Company's transfer agent is U.S. Stock Transfer
Corporation, 1745 Gardena Avenue, Glendale, California, 91204.

MANAGEMENT

        The current executive officers and directors of the Company are as follows:

Name                      Age     Position

David E. Walsh            50       Chairman, Chief Executive
                                   Officer, President, Director
Robert E. Root            60       Executive Vice President,
                                   Secretary, Director
Michael Handelman         40       Chief Financial Officer
John J. Fitzpatrick       53       Director
Eric Carlson              49       Director
John D. Williams          76       Director

           DAVID E. WALSH. Chairman, Chief Executive Officer, President and Director of the Company. From 1994 to present, Mr. Walsh has devoted his efforts to the formation of the Company and its subsidiaries. From 1992 to 1993, Mr. Walsh was affiliated with Merrill Lynch in their Institutional Client Services Group. From 1983 to 1992, Mr. Walsh operated Walsh Holding Company, a diversified real estate development, construction and financing organization. Mr. Walsh is a commissioned officer in the United States Naval Reserve. Mr. Walsh received a Bachelor of Philosophy degree from Northwestern University, Evanston, Illinois.

          ROBERT E. ROOT. Executive Vice President, Secretary and Director of the Company. From 1997 to present, Mr. Root has served as Corporate Secretary and Executive Vice President of the Company. From 1995 to 1997, Mr. Root has been employed as Director of Planning and Investor Relations with PSAZZ. Prior to joining the Company, he was an aviation and business consultant. Between 1979 and 1982, Mr. Root served as a Vice President in Contract Services with Pacific States Airline Services. From 1968 to 1979, he held positions of Director of Operations and Director of Properties and Facilities for the original PSA, Inc. He served on active duty with the U.S. Air Force and attended Sacramento State University.

               MICHAEL HANDELMAN. Chief Financial Officer of the Company. Mr. Handelman has been the Chief Financial Officer of the Company since January, 2000. From July, 1996 to July, 1999, Mr. Handelman was the Vice President and Chief Financial Officer of Jane International Inc., a publicly held manufacturer of functional children's products. From October, 1993 to June, 1996, Mr. Handelman was Vice President and Chief Financial Officer of LAK Acquisition Corporation which owned the Los Angeles Kings hockey franchise. Prior to that Mr. Handelman spent twelve years in various positions in public accounting. Mr. Handelman graduated from Brooklyn College with a Bachelors degree in Accounting.

          JOHN J. FITZPATRICK. Director of the Company. Since 1992, Mr. Fitzpatrick has been employed as Vice President of Business Development and Government Sales by Dupont Flooring Systems, a division of Dupont, Inc. and its predecessor companies. From 1982 to 1992, he has been employed by Karastan Bigelow, a division of Fieldcrest Cannon, Inc. as manager of government sales and national accounts. Mr. Fitzpatrick is a retired Captain in the United States Naval Reserve where his last active duty assignment was to serve as Deputy Reserve Intelligence Area Commander for Manpower Management in Washington, D.C. He serves as Chairman of the Company's Executive Committee. Mr. Fitzpatrick received a Bachelor in Science degree from the University of Dayton and a Masters in Business Administration degree from St. Johns University.

          ERIC CARLSON. Director of the Company. Mr. Carlson has been a Director of the Company since February, 1999. Mr. Carlson has served as both a Director and Corporate Officer for a number of corporations over the last 16 years. Mr. Carlson has served in the United States Navy. He received a Bachelor of Arts degree in Finance, with an emphasis in accounting, management and economics. In addition, Mr. Carlson currently holds a number of professional licenses in the area of investment and finance.

          JOHN D. WILLIAMS. Director of the Company. Mr. Williams has been a Director of the Company since March, 1998. Mr. Williams is a licensed architect, a member of the American Institute of Architects, and a graduate of the University of Southern California.
 He has been a practicing architect for over thirty-five years. Mr. Williams was a joint venture partner in the redesign of the Los Angeles International Airport Tom Bradley Terminal, and in the remodeling of the MGM Grand facility at the Imperial Terminal.

EXECUTIVE COMPENSATION

          David E. Walsh, Chairman, Chief Executive Officer, and President, receives a salary of $350,000 per annum. Mr. Walsh is eligible for incentive compensation payable in cash and stock options as determined by the Board of Directors, pursuant to an employment agreement effective on September 30, 1999.

          Robert E. Root, Executive Vice President and Secretary, receives a salary of $150,000 per annum.

          Michael Handelman, Chief Financial Officer, receives a salary of $120,000 per annum.

CERTAIN TRANSACTIONS

          On March 13, 1998, the Company entered into a stock exchange agreement and plan of reorganization, whereby the Company acquired PSA, Inc. a California corporation, which it subsequently merged into the Company. Control of the corporation shifted to the Walsh Family Trust, David E. Walsh, Trustee, and the Company changed its name to the Company's current name. David E. Walsh and other individuals replaced the existing officers and directors. This transaction resulted in the issuance to the Walsh Family Trust of 23,738,657 shares of the Company's common stock which, after issuance, was to have equaled 81.58% of the outstanding common stock at the time of the reorganization. The Walsh Family Trust owned 97% of the common stock of the acquired California entity prior to the acquisition by the Company.

               On March 20, 1998 the Board of Directors (with Mr. Walsh abstaining) authorized an amendment to the Articles of Incorporation of the Company to increase the authorized number of shares of common stock from 30,000,000 shares to 75,000,000 shares with a $0.001 par value per share.

               On May 20, 1998, the Board of Directors approved the issuance of 2,730,000 shares of unrestricted common stock to David
E. Walsh in consideration for his management services to the Company during 1997. On June 15, 1998, the Board of Directors approved 4,000,000 shares of restricted common stock to be issued to Mr. Walsh for past services from May, 1994 through May, 1998, excluding calendar year 1997.

               On June 29, 1998, the Board of Directors approved the final acquisition of PSAS and the issuance of 500,000 shares of restricted common stock to Frankie Hawkins and 250,000 shares of restricted common stock to Amy Saxton in exchange for 100% of the issued and outstanding common stock of PSAS.

               On September 8, 1998, the Board of Directors authorized a one for fifty (1:50) reverse split of the 43,082,984 shares of issued and outstanding common stock as of September 1, 1998 to be effective upon the filing date, September 16, 1998, which resulted in issued and outstanding common stock totaling of 861,660 shares.

               On March 10, 1999, as consideration for executing a settlement and mutual release agreement, the Board of Directors (with Mr. Walsh abstaining) approved the issuance of 5,300,000 shares of common stock (pre-dividend) to the Walsh Family Trust to correct inequities created by undisclosed liabilities and undisclosed stock transactions implemented by former management and/or their agents before the March 13, 1998 acquisition. The stock was also issued in consideration for subsequent unauthorized stock transactions by this former management, which were not disclosed to current management, and in consideration for the Walsh Family Trust not rescinding the business combination between the California entity and the Company.

               On March 12, 1999, the Board of Directors (with Mr. Walsh abstaining) declared a stock dividend and approved for issuance to each of the shareholders of the common stock who was a shareholder of record on May 14, 1999, as a stock dividend, two shares of restricted common stock for each outstanding share of the common stock owned by each shareholder.

               On March 15, 1999, the Board of Directors (with Mr. Walsh abstaining) approved the issuance of 1,545,000 shares of unrestricted common stock (pre-dividend) to David E. Walsh as consideration for compensation for his management services to the Company for past services from June, 1998 through May, 1999.

          On September 15, 1999, the Board of Directors (with Mr.
Walsh abstaining) approved the issuance of 5,733,130 shares of restricted common stock of which 5,700,000 shares were to be issued to David Walsh pursuant to a five-year employment agreement.

REGULATION S OFFERING

          On October 1, 1999, pursuant to Rule 902 of Regulation S of the Securities Act of 1933, as amended, the Company offered to sell a maximum of $20,000,000 of shares of common stock of the Company at the purchase price per share of 90% of the closing bid as quoted on the NASD OTC Bulletin Board on the date of purchase or $2.00 per share, whichever was greater, to selected institutional and individual investors. The minimum purchase was $25,000, subject to the Company's right to accept less. 2,629,772 shares have been purchased yielding $6,633,225 in sale proceeds. Per share price varied from $2.00 to $10.50. This offering is continuing. The Company intends to use the net proceeds of this private placement of its common stock to fund some of its acquisitions and for working capital. There is no assurance that the Company will be able to sell any additional shares of its common stock in the course of this offering.

RISK FACTORS

          HISTORY OF LOSSES. The Company and its subsidiaries have only a limited history of operations with periods of net operating losses since inception. Two of the Company's three subsidiaries are development stage companies with no revenues to date. In 1998, PSAS generated $2,809,000 revenues and $2,743,000 estimated loss, and for 1999 the estimated revenue figures are $1,500,000 with net loss estimated to be $800,000. The Company's operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a competitive field of Internet start-up companies. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its concepts, market awareness, its ability to expand its network of participating Internet companies, reliability and acceptance of Internet commerce, dependability of its advertising and recruiting network, and general economic conditions. There is no assurance that the Company will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

          LIMITED HISTORY OF OPERATIONS. PSA's Internet line of operations has only a limited history. Its Internet operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a highly competitive field. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors. There is no assurance that the Company will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

          ADVERSE ECONOMIC CONDITIONS OR A CHANGE IN GENERAL MARKET PATTERNS. A weak economic environment could adversely affect the Company sales and promotional efforts. General economic conditions impact Internet-based and related commerce and demand and interest for the Company's Internet services may decline at any time, especially during recessionary periods. Many factors beyond the Company's control may decrease overall demand for Internet portal services including, among other things, decrease in the entry costs by other similarly situated companies, increase in the overall unemployment rate, and additional government regulation. There can be no assurance that the general market demand for Internet portal services and related fields will remain the same or will not decrease in the future.

          RELIANCE ON FUTURE ACQUISITIONS STRATEGY. The Company expects to continue to rely on acquisitions as an important component of its growth strategy. The Company regularly engages in evaluations of potential target candidates, including evaluations relating to acquisitions that may be material in size and/or scope. There is no assurance that the Company will continue to be able to identify potentially successful companies that provide suitable acquisition opportunities or that the Company will be able to acquire any such companies on favorable terms. Also, acquisitions involve a number of special risks including the diversion of management's attention, assimilation of the personnel and operations of the acquired companies, and possible loss of key employees. There is no assurance that any acquired companies will be able to successfully integrate into the Company's existing infrastructure or to operate profitably. There is also no assurance as to the Company's ability to obtain adequate funding to complete any contemplated acquisition or that such acquisition will succeed in enhancing the Company's business and will not ultimately have an adverse effect on the Company's business and operations.

          THE COMPANY MAY NEED ADDITIONAL FINANCING. The Company may seek additional sources of capital, including an additional offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity in case of future events, including the problems, delays, expenses and difficulties frequently encountered by development-stage companies. The Company has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If the Company needs to obtain additional financing, there is no assurance that financing will be available from any source, or that it will be available on terms acceptable to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed.

          PSAZZ.COM AND PSA INTERNET HAVE NO OPERATING HISTORY. PSAZZ.COM and PSA Internet were recently formed and have no operating history. There can be no assurance at this time that these entities will operate profitably or that they will have adequate working capital to meet their obligations as they become due. Their success will depend on several factors including their ability to offer attractive and competitively priced travel packages through their Web site, to attract clients and provide them with high quality service, to instill consumer confidence in their service brand, and to achieve sufficient name recognition. There is no assurance that either one or both will achieve any of these objectives.

          LACK OF CONTINUED DEVELOPMENT OF E-COMMERCE MARKET. The use of the Internet and the World Wide Web for commercial purposes is expanding dramatically. However, as increased commerce takes place on the Internet unforeseen overloads, lack of sufficient hardware, telephone availability or other problems may develop. In addition, consumer use of the Internet for purchases, banking, and other commercial uses may decline for any number of reasons such as security problems, shopping trends, or slow Internet access. These difficulties may undermine Company's expansion and promotional efforts. There is no assurance that the Company will be able to successfully overcome these difficulties and maintain competitive pricing and services.

               CONTINUED CONTROL BY PRINCIPAL SHAREHOLDER. The Walsh Family Trust, for which David E. Walsh, the Chairman of the Board, Chief Executive Officer and President of the Company, serves as Trustee and whose children are sole beneficiaries, currently owns a substantial majority of the Company's outstanding common stock. Accordingly, the principal shareholder is in a position to control the management and affairs of the Company.

          LOSS OF THE COMPANY KEY EMPLOYEES MAY ADVERSELY AFFECT GROWTH OBJECTIVES. The Company success in achieving its growth objectives depends upon the efforts of David E. Walsh, Chairman and Chief Executive Officer of the Company since its inception, as well as other key management personnel. The loss of the services of these individuals could have a material adverse effect on the Company business, financial condition and results of operations. There is no assurance that the Company will be able to maintain and achieve its growth objectives should it lose any of its key management members' services.

          THIRD-PARTY MARKET PRICE MANIPULATIONS. The shares of the Company's common stock are traded on the NASD OTC Bulletin Board. Share price quotations for the Company's stock may reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. In addition, from time to time, persons not affiliated with the Company may seek to manipulate the market price of the Company's common stock in a manner unknown to the Company, which may cause a drastic change in the price of the Company's common stock unrelated to any activity by the Company. Any rapid change in the Company's stock price should be viewed with caution.

          THE COMPANY HAS NOT BEEN AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. Although the Company is required to file audited financial statements no later than 60 days from the date that this Current Report is required to be filed, no such audited financial statements have been prepared or are available for inspection as of the date hereof. Consequently, there can be no assurance that any representations as to the financial condition or assets of the Company are as stated herein.

          COMPETITION FROM LARGER AND MORE ESTABLISHED COMPANIES MAY HAMPER MARKETABILITY. The competition in the Internet and electronic commerce industry is intense. Large and highly fragmented, this industry hosts a number of well-established competitors, including national, regional and local companies possessing greater financial, marketing, personnel and other resources than the Company. There is no assurance that the Company will be able to market or sell its services if faced with direct product and services competition from these larger and more established Internet portal services providers.

               PENDING LITIGATION. The Company and some of its subsidiaries are parties to certain pending litigation. In those instances where the Company or its subsidiaries are defendants, the Company is disputing the allegations. There can be no assurance that the Company or its subsidiaries will prevail in these actions. Consequently, there can be no assurance that the final resolution of these actions will not have a materially adverse effect on the Company.

               INTERNET COMMERCE RISKS. Concerns over the security of transactions conducted on the Internet and other on-line services as well as users' desires for privacy may also inhibit the growth of travel services on the Internet. The activities of PSAZZ.COM are expected to involve the storage and transmission of proprietary information, such as credit card numbers and other confidential information. Any security breaches could damage PSAZZ.COM's reputation and expose PSAZZ.COM to a risk of loss, litigation, and possible liability. There can be no assurance that PSAZZ.COM's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on PSAZZ.COM's business, financial condition and results of operations. PSAZZ.COM will be dependent on others for its software and the hosting of its Web site. Businesses on the Internet are subject to the risk of credit card fraud and other types of theft and fraud perpetrated by hackers and on-line thieves. Credit card companies may hold merchants fully responsible for any fraudulent purchases made when the signature cannot be verified. Although credit card companies and others are in the process of developing anti-theft and anti-fraud protections, and while PSAZZ.COM itself will continually monitor this problem, at the present time the risk from such activities could have a material adverse effect on PSAZZ.COM. A party who is able to circumvent PSAZZ.COM's security measures could misappropriate confidential information or cause interruptions in PSAZZ.COM's operations. PSAZZ.COM may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. If a compromise of PSAZZ.COM's security were to occur, or if its software or Web site hosting fails, there could be a material adverse effect to PSAZZ.COM's business, financial condition, and results of operations.

          FAILURE TO ATTRACT QUALIFIED PERSONNEL. A change in labor market conditions that either reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's business is dependent upon its ability to attract and retain highly trained and qualified technical personnel and corporate management. There is no assurance that the Company will be able to employ a sufficient number of qualified personnel in order to achieve its growth objectives.

          TRADEMARK PROTECTION AND PROPRIETARY MARKS.   There is  no
assurance that the Company will be able to prevent competitors from using its trade marks or trade names or similar names, marks, concepts or appearances or that it will have the financial resources necessary to protect its marks against infringing use.

          ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTOR SHARE VALUE. The Company is authorized to issue 75,000,000 shares of common stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of the Company's common stock held by the its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. There is no assurance that such issuance will not result in dilution.

          PENNY STOCK REGULATION. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASD Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will maintain such a level.

          COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results in or following the year 2000 ("Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations are dependent upon the properly functioning computer equipment which may fail because of such Year 2000 problems. The Company does not know what steps, if any, have been taken by any of its business partners in regard to the Year 2000 problems. The Company's operations will be severally curtailed if one or more of its business partners were to suffer Year 2000 problems. Furthermore, it is impossible to predict if the basic utilities serving the Company will continue uninterrupted.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

          Not applicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          Not applicable.

ITEM 5.     OTHER EVENTS

          Successor Issuer Election.

          Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Canticle for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective February 18, 2000.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

          The sole officer and director of Canticle resigned effective upon completion of the Acquisition.

ITEM 7.     FINANCIAL STATEMENTS

          No financials are filed herewith. The Registrant is required to file financial statements by amendment hereto no later than 60 days after the date that this Current Report must be filed.

ITEM 8.     CHANGE IN FISCAL YEAR

          Not applicable.

EXHIBITS

2.1. Agreement and Plan of Reorganization between PSA, Inc. and Canticle Corporation.

*27.1.    Financial Data schedule.
_______
*To be filed by amendment
                                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PSA, Inc.


                                         By /s/ David E. Walsh
                                                President,  Chief
                                                Executive Officer

 Date: February 18, 2000


EXHIBIT 2.1


            AGREEMENT AND PLAN OF REORGANIZATION among PSA, INC., a Nevada corporation ("PSA"), CANTICLE CORPORATION, a Delaware corporation ("Canticle") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all the issued and outstanding stock of Canticle.

            Whereas, PSA wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of Canticle in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Exchange").

            Now, therefore, PSA, Canticle, and the Shareholders adopt this plan of reorganization and agree as follows:

            1.        EXCHANGE OF STOCK

            1.1. NUMBER OF SHARES. The Shareholders agree to transfer to PSA at the Closing (defined below) the number of shares of common stock of Canticle, $0.0001 par value per share, shown opposite their names in Exhibit A, in exchange for an aggregate of 56,000 shares of voting common stock of PSA, $.001 par value per share.

            1.2. EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of Canticle common stock shall surrender such certificate(s) for cancellation to PSA, and shall receive in exchange a certificate or certificates representing the number of full shares of PSA common stock into which the shares of Canticle common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Canticle shares by the Shareholders shall be effected by the delivery to PSA at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

            1.3. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as PSA may request in order more effectively to sell, transfer, and assign the transferred stock to PSA and to confirm PSA's title thereto.

            2.        CLOSING

            2.1. DATE AND PLACE. The Closing contemplated herein shall be held at the offices of the Exchange Agent provided for herein without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

            2.2. EXECUTION OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required Agreement and Plan of ReorganizationPage number thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

        3.     UNEXCHANGED CERTIFICATES.   Until surrendered, each
outstanding certificate that prior to the Closing represented Canticle common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of PSA common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Canticle common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

        4.     REPRESENTATIONS AND WARRANTIES OF CANTICLE

        Canticle represents and warrants as follows:

        4.1. CORPORATE ORGANIZATION AND GOOD STANDING. Canticle is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

        4.2. REPORTING COMPANY STATUS. Canticle has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities
Exchange Act of 1934 and is a reporting company pursuant to Section 12(g) thereunder.

        4.3. REPORTING COMPANY FILINGS. Canticle has timely filed and is current on all reports required to be filed by it pursuant to
Section 13 of the Securities Exchange Act of 1934.

        4.4. CAPITALIZATION. Canticle's authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of non-designated preferred stock of which no shares are designated or issued.

        4.5. ISSUED STOCK. All the outstanding shares of its common stock are duly authorized and validly issued, fully paid and non-assessable.

        4.6. STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain Canticle
Common or Preferred Stock issued or committed to be issued.

        4.7. CORPORATE AUTHORITY. Canticle has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

        4.8. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Canticle's board of directors.

        4.9.   SUBSIDIARIES.  Canticle has no subsidiaries.

        4.10. FINANCIAL STATEMENTS. Canticle's financial statements dated June 7, 1999, copies of which will have been delivered by Canticle to PSA prior to the Closing (the "Canticle Financial Statements"), fairly present the financial condition of Canticle as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

        4.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Canticle Financial Statements, Canticle did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

        4.12. NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of Canticle since the date of the Canticle Financial Statements.

        4.13.  LITIGATION.   There is not, to the knowledge of
Canticle, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Canticle or against any of its officers.

        4.14. CONTRACTS. Canticle is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

        4.15. TITLE. Canticle has good and marketable title to all the real property and good and valid title to all other property included in the Canticle Financial Statements. Except as set out in the balance sheet thereof, the properties of Canticle are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Canticle.

        4.16. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Canticle for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Canticle Financial Statements are adequate to cover any such taxes that may be assessed against Canticle in respect of its business and its operations during the periods covered by the Canticle Financial Statements and all prior periods.

        4.17. NO VIOLATION. Consummation of the Exchange will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Canticle is subject or by which Canticle is bound.

        5.     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

        The Shareholders, individually and separately, represent and warrant as follows:

        5.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Canticle shares which are listed in the attached Exhibit A and which they have contracted to exchange.

        5.2. LITIGATION. There is no litigation or proceeding pending, or to each Shareholder's knowledge threatened, against or relating to shares of Canticle held by the Shareholders.

        6.     REPRESENTATIONS AND WARRANTIES OF PSA

        PSA represents and warrants as follows:

        6.1. CORPORATE ORGANIZATION AND GOOD STANDING. PSA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

        6.2. CAPITALIZATION. PSA's authorized capital stock consists of 75,000,000 shares of common stock, $.001 par value, of which 31,500,235 shares are issued and outstanding, and no shares of preferred stock.

        6.3. ISSUED STOCK. All the outstanding shares of its common stock are duly authorized and validly issued, fully paid and non-assessable.

        6.4. STOCK RIGHTS. Except as may be set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain PSA Common or Preferred Stock issued or committed to be issued.

        6.5. CORPORATE AUTHORITY. PSA has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

        6.6.   AUTHORIZATION.   Execution of this agreement has been
duly authorized and approved by PSA's board of directors.


        6.7. SUBSIDIARIES. PSA has no subsidiaries other than as set out in the PSA Confidential Private Placement Memorandum of September 1999 (the "Placement Memorandum").

        6.8. FINANCIAL STATEMENTS. PSA's financial statements dated as of December 31, 1999, copies of which will be delivered by PSA to Canticle by March 31, 2000 (the "PSA Financial Statements"), will fairly present the financial condition of PSA as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

        6.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the PSA Financial Statements, PSA will not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

        6.10. LITIGATION. Except as set out in the Placement Memorandum, there is not, to the knowledge of PSA, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against PSA or against any of its officers.

        6.11.  CONTRACTS.  Except as set in the Placement
Memorandum, PSA is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

        6.12. TITLE. Except as set out in the Placement Memorandum, PSA has good and marketable title to all the real property and good and valid title to all other property included in the PSA Financial Statements. Except as set out in the balance sheet thereof, the properties of PSA are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of PSA.

        6.13. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by PSA for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the PSA Financial Statements are adequate to cover any such taxes that may be assessed against PSA in respect of its business and its operations during the periods covered by the PSA Financial Statements and all prior periods.

        6.14. NO VIOLATION. Consummation of the Exchange will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of PSA is subject or by which PSA is bound.

        7. CONDUCT OF CANTICLE PENDING THE CLOSING. Canticle covenants that between the date of this agreement and the Closing:

        7.1. No change will be made in Canticle's certificate of incorporation or bylaws.

        7.2. Canticle will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

        7.3. Canticle will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

        8.     CONDUCT PENDING THE CLOSING

        PSA, Canticle and the Shareholders covenant that between the date of this agreement and the Closing as to each of them:

        8.1. No change will be made in the charter documents, by-laws, or other corporate documents of PSA or Canticle.

        8.2. Canticle and PSA will use their best efforts to maintain and preserve their business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

        8.3. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Canticle shares of common stock owned by them.

        9.     CONDITIONS PRECEDENT TO OBLIGATION OF CANTICLE AND
THE SHAREHOLDERS

        Canticle's and the Shareholders' obligation to consummate the Exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing or by acceptance of PSA's shares by the Shareholders:

        9.1. PSA'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of PSA set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

        9.2. PSA'S COVENANTS. PSA shall have performed all covenants required by this agreement to be performed by it on or before the Closing.

        9.3. BOARD OF DIRECTOR APPROVAL. This agreement shall have been approved by the Board of Directors of PSA.

        9.4. SUPPORTING DOCUMENTS OF PSA. PSA shall have delivered to Canticle and the Shareholders supporting documents in form and substance reasonably satisfactory to Canticle and the Shareholders, to the effect that:

        (a) PSA is a corporation duly organized, validly existing, and in good standing;

        (b)  PSA's authorized capital stock is as set forth herein;

        (c) Certified copies of the resolutions of the board of directors of PSA authorizing the execution of this agreement and the consummation hereof;

        (d) Secretary's certificate of incumbency of the officers and directors of PSA;

        (e)  PSA's Financial Statements (to be delivered by March
31, 2000) and unaudited financial statement from the date of PSA's Financial Statements to close of most recent fiscal quarter; and

        (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

        10.    CONDITIONS PRECEDENT TO OBLIGATION OF PSA

        PSA's obligation to consummate the Exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing or by acceptance of Canticle's shares by PSA:

        10.1. CANTICLE'S AND THE SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of Canticle and the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

        10.2. CANTICLE'S AND THE SHAREHOLDERS' COVENANTS. Canticle and the Shareholders shall have performed all covenants required by this agreement to be performed by them on or before the Closing.

        10.3. BOARD OF DIRECTOR APPROVAL. This agreement shall have been approved by the Board of Directors of Canticle.

        10.4. SHAREHOLDER EXECUTION. This agreement shall have been executed by all of the shareholders of Canticle.

        10.5. SUPPORTING DOCUMENTS OF CANTICLE. Canticle shall have delivered to PSA supporting documents in form and substance reasonably satisfactory to PSA to the effect that:

        (a) Canticle is a corporation duly organized, validly existing, and in good standing;

        (b)  Canticle's capital stock is as set forth herein;

        (c) Certified copies of the resolutions of the board of directors of Canticle authorizing the execution of this agreement and the consummation hereof;

        (d) Secretary's certificate of incumbency of the officers and directors of Canticle;

        (e) Canticle's Financial Statements and unaudited financial statements for the period from the date of the Canticle's Financial Statements to the close of the most recent fiscal quarter; and

        (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

        11. SHAREHOLDERS' REPRESENTATIVE. The Shareholders hereby irrevocably designate and appoint Cassidy & Associates, Washington, D.C. as their agent and attorney in fact ("Shareholders' Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this agreement, and to take such other action on their behalf in connection with this agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Shareholders hereunder or increase the extent of their obligation to indemnify PSA hereunder.

        12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Canticle, the Shareholders and PSA set out herein shall survive the Closing.

        13.    ARBITRATION

        13.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

        13.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

        13.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

        13.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

        13.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

        13.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

        13.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

        13.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

        13.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

        13.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

        14.    GENERAL PROVISIONS

        14.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

        14.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

        14.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

        14.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to PSA, to:

PSA, Inc.
9800 South Sepulveda Boulevard
Los Angeles, California 90045

If to Canticle, to:

Canticle Corporation
1504 R Street, N.W.
Washington, D.C. 20009

If to the Shareholders, to:

Cassidy & Associates
1504 R Street N.W.
Washington, D.C. 20009

        14.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

        14.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

        14.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

        14.8. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Cassidy & Associates, Washington, D.C. The Closing shall take place upon the fulfillment by each party of all the conditions of the Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

        14.9. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

        14.10. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

        14.11. EFFECTIVE DATE. This effective date of this agreement shall be February 16, 2000.

        SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION
         AMONG PSA, CANTICLE AND THE SHAREHOLDERS OF CANTICLE

        IN WITNESS WHEREOF, the parties have executed this agreement.


PSA, INC.


By___________________________________


CANTICLE CORPORATION


By___________________________________


SHAREHOLDERS:

TPG CAPITAL CORPORATION

By___________________________________


                              Exhibit A

Number of                    Number of
Canticle Shares              PSA Shares          Name of Shareholder
to be                        To Be                Address
Transferred                  Received

5,000,000                    56,000             1504 R Street NW
                                                Washington DC 20009



                              Exhibit B
                  Options, Warrants or Stock Rights
                     to Purchase PSA Common Stock